UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland	-
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Severance Plans

On February 13, 2019, the Company amended and restated each of its severance policy for U.S.-based employees, its change in control severance policy for U.S.-based employees, its change in control severance policy for non-U.S.-based employees and its executive committee severance policy to modify the definition of change in control thereunder. As amended, any director whose initial assumption of office was in connection with an actual or threatened proxy solicitation may nonetheless be deemed an incumbent director following such time as such director has been both (i) recommended by the Company’s Nominating & Governance Committee for election as a director of the Company and (ii) elected by the Company’s shareholders to serve on the Board of Directors of the Company at three successive annual general meetings. The effective date of each policy was February 13, 2019.

Amendment and Restatement of Annual Incentive Plan

On February 13, 2019, the Company amended and restated its cash Annual Incentive Plan to (i) provide for increased flexibility in plan administration due to the elimination of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, (ii) provide the Company’s Chief Executive Officer the authority to grant incentive bonuses to non-executive employees, and (iii) authorize the Company’s Remuneration Committee to approve amendments to the plan.

Amendment of 2013 Long-Term Incentive Plan

On February 13, 2019, the Company also approved an amendment to its 2013 long-term incentive plan to reflect the terms of awards granted to participants who are residents of the State of Israel for Israeli income tax purposes.

Amendment to CEO Employment Agreement

In addition, on February 13, 2019, the Company and Murray S. Kessler entered into an amendment to Mr. Kessler’s Employment Agreement dated October 8, 2018 to provide that retirement for purposes of equity awards granted to Mr. Kessler shall mean Mr. Kessler’s termination of employment at or after attaining age 62.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: February 20, 2019		Todd W. Kingma
Executive Vice President, General Counsel and Secretary